UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])
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Citizens Financial Services, Inc. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 20, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Citizens Financial Services, Inc. will be held at 12:00 noon, local time, on Tuesday, April 20, 2010 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901 for the following purposes:

1.
To elect three Class 2 directors to serve for three-year terms and until their successors are duly elected and qualified (Note:  If Proposal 4 is not approved by shareholders at the Annual Meeting, Director van der Hiel will not be eligible to serve for another three-year term and, as a result, the Board of Directors will decrease the size of the Board to nine, eliminating Director van der Hiel’s seat and Director van der Hiel will retire.);

2.	To amend Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000;

3.	To amend Article Fourth of the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share;

4.	To amend Article Twelfth of the Company’s Articles of Incorporation to eliminate the director age limitation;

5.	To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

6.	To grant management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Citizens Financial Services, Inc. Board of Directors recommends a vote FOR the election of the Board’s nominees, FOR the amendment to Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000, FOR the amendment to Article Fourth of the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share, FOR the amendment to Article Twelfth of the Company’s Articles of Incorporation to eliminate the director age limitation, FOR ratification of S.R. Snodgrass, A.C. as our independent registered public accounting firm, FOR granting management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and the 2009 Annual Report to Shareholders are available at https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp.

How to View the Proxy Statement and the 2009 Annual Report to Shareholders and Vote:

1.	Go to the Website https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp
2.	Enter your 12 digit control number located on the front of this letter, top right corner.
3.	Click the Documents button to view our Proxy Statement and 2009 Annual Report on Form 10-K.
4.	Click the Vote Proxy button to vote.

How to Obtain a Copy of the Proxy Materials:

If you want to receive a paper or email copy of our proxy materials, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before April 1, 2010 to facilitate timely delivery.

•	Telephone – Call free of charge at 1-800-326-9486.

•
Email – Send an email to gboor@firstcitizensbank.com with “Proxy Materials Order” in the subject field.  Include your registered holder name, address, control number and indicate your request for paper or email copies.

•	Internet – Go to www.firstcitizensbank.com and click on “Contact Us”. Fill in the fields being sure to include your registered holder name, address and control number in the “Comments” box.

How to Vote in Person:

To obtain directions to attend the Annual Meeting and vote in person, please call Gina Boor at 800-326-9486.